Exhibit 3.2

Service Nova Scotia Registry of Joint Stock Companies	1505 Barrington St., 9th Flr. PO Box 1529 Halifax, Nova Scotia B3J 2Y4	Bus: Toll free: Fax: Web address: E-mail:	902-424-7770 1-800-225-8227 902-424-4633 www.rjsc.ca rjsc@novascotia.ca

I hereby certify that the attached document is a true copy of a document filed in an electronic format in the office of the Registrar of Joint Stock Companies on the 11 day of July, 2019

(either Registrar of Joint Stock Companies or Agent for the Registrar of Joint Stock Companies)

Dated the 11 day of July, 2019

SPECIAL RESOLUTION OF SHAREHOLDERS

OF EMERA INCORPORATED

(the “Company”)

“BE IT RESOLVED as a special resolution of the Company that:

1. the Articles of Association of the Company be repealed and new Articles of Association containing the amendments set out in Appendix A attached hereto be and are hereby adopted;

2. the amendments provided for hereby shall not in any way prejudice or affect any acts, matters or things done or performed by the shareholders, directors, officers or agents of the Company pursuant to existing Memorandum of Association and Articles of Association of the Company; and

3. any officer or director of the Company be and is hereby authorized and directed to do all things and execute all documents, under the corporate seal where required, necessary or desirable to give effect to the foregoing.”

*******************************************

I, the undersigned, being the Corporate Secretary of the Company, HEREBY CERTIFY that the foregoing is a true copy of a special resolution of the shareholders of the Company duly passed at a meeting of the shareholders of the Company on the 11th day of July, 2019 and the aforesaid resolution is still in full force and effect.

WITNESS my hand this	day of July, 2019.

Name: Stephen D. Aftanas Title: Corporate Secretary

APPENDIX “A”

AMENDED ARTICLES OF ASSOCIATION

OF

EMERA INCORPORATED

PART A

INTERPRETATION

1.	In these Articles (including for greater certainty Part B hereof), unless there be something in the subject or context inconsistent therewith:

(a)	the “Act” means the Companies Act, R.S.N.S. 1989, c.81, as amended and restated from time to time;

(b)	“affiliate” for purposes of these Articles shall mean:

(i)

one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person; and

(ii)	if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other;

(c)	“business day” means any day other than a Saturday or Sunday on which the banks in Halifax, Nova Scotia or the Company are generally open for business;

(d)	the “Company” means Emera Incorporated;

(e)	“Director” means a director of the Company for the time being and “Board”, “board” and “Board of Directors” means the board of directors of the Company for the time being;

(f)

a “meeting” shall, to the extent permitted by the Act and other applicable law, absent express provisions herein to the contrary, include a meeting held in whole or in part by telephonic, electronic or other means of communication contemplated by these Articles;

(g)

the terms “member” (when not expressly referring to a member of another body, group or organization), “shareholder” and “Shareholder” each means a member of the Company, as that term is used in the Act in connection with a company limited by shares;

(h)	the “Office” means the registered office for the time being of the Company;

(i)	the “Register” means the register of members kept pursuant to the Act and, where context permits, includes any branch register of members;

(j)

the “Registrar” means the Registrar of Joint Stock Companies appointed under the Act and includes a Deputy Registrar or any person authorized by the Governor in Council to perform the duties of the Registrar in the absence of the Registrar;

(k)	“month” means calendar month;

(l)	“in writing” and “written” includes printing, lithography and other modes of representing or reproducing words in visible form;

(m)

“sent”, “given”, “delivered” and similar terms in relation to shareholders of the Company shall for greater certainty and without limitation include the “notice and access” method or any other manner of providing information permitted for any such purpose by the Act and applicable securities regulation;

(n)	“Articles” means these articles of association and all amendments thereto;

(o)	“reporting issuer” has the meaning given thereto in the Act;

(p)	“Secretary” includes any person appointed to perform the duties of the Secretary temporarily;

(q)

“special resolution” means, in relation to the Company, notwithstanding the provisions of the Act, a resolution passed by a majority of not less than three fourths of such members of the Company entitled to vote as are present in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given;

(r)	for purposes of these Articles a body corporate is a “subsidiary” of another body corporate if:

(i)	it is controlled by

(A)	that other body corporate;

(B)	that other body corporate and one or more bodies corporate each of which is controlled by that other body corporate; or

(C)	two or more bodies corporate each of which is controlled by that other body corporate; or

(ii)	it is a subsidiary of a body corporate that is a subsidiary of that other body corporate.

(s)	“proxyholder” includes an alternate proxyholder;

(t)	“Privatization Act” means the Nova Scotia Power Privatization Act, S.N.S., 1992, c.8 – and all amendments thereto;

(u)	“Reorganization Act” means the Nova Scotia Power Reorganization (1998) Act, S.N.S., 1998, c.19 – and all amendments thereto;

(v)	“stated capital account” means a capital account maintained or deemed to be maintained by the Company for shares of a class or series pursuant to the Act;

(w)	words importing number include both the singular and the plural unless the context otherwise requires;

(x)	words importing gender include all genders unless the context otherwise requires;

(y)	words importing persons include both natural persons and bodies corporate and, where context permits, include partnerships and other entities.

2.

These Articles have been prepared and adopted for use in an environment in which technology is evolving. Language used herein is not intended to limit the use of technology by the Company and its Directors, but rather is intended to facilitate the use of new technologies by the Company and its Directors wherever the objectives of these Articles can be well accomplished through the use of technology, subject to applicable law. These Articles are to be interpreted in the context of such intention, and terms used herein, including terms which suggest place, time or action, shall be interpreted to allow activities and processes to occur with the aid of technology by a means that may not be covered by the ordinary meanings of such terms. For greater certainty, the intention expressed here applies to technologies which existed at the time these Articles were originally prepared or most recently amended and any expressed or implied reference to the use of technology by the Company or the Directors in one provision of these Articles shall not preclude other provisions from being interpreted as applying to the use of other technologies by the Company and its Directors in light of such intention. The Board may make rules of interpretation from time to time which shall govern the interpretation of these Articles.

3.	The regulations appearing in Table A in the First Schedule to the Act shall not apply to the Company.

4.

The Directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements made in connection with the reorganization of the Company pursuant to the Reorganization Act on behalf of the Company and shall have full power to agree to any modification in the terms of any such agreements, either before or after their execution.

5.	The Directors may, out of any moneys of the Company, pay all expenses incurred for the formation and reorganization of the Company.

6.	The head office, Office and principal executive offices of the Company shall be situated in the Province of Nova Scotia.

SHARES

7.

The Directors shall control the shares and, subject to the provisions of these Articles and the Reorganization Act, may allot or otherwise dispose of them to such persons at such times, on such terms and conditions, for such consideration and either at a premium or at par as they think fit.

8.

The Directors may pay on behalf of the Company a reasonable commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions whether absolute or conditional) for any shares in the Company. Subject to the Act, the commission may be paid or satisfied in cash or in shares debentures or other securities of the Company.

9.	On the issue of shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

10.

If the whole or part of the allotment price of any shares is, by the conditions of their allotments, payable in instalments, every such instalment, shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

11.	Shares may be registered in the names of joint holders not exceeding three in number.

12.

The joint holders of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such share. On the death of one or more joint holders of shares the survivor or survivors of them shall alone be recognized by the Company as having title to the shares.

13.

Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

14.

Certificates of title to shares shall comply with the Act and be in such form as the Directors may from time to time approve. Nothing in these Articles shall require, should at any time the Act and applicable laws otherwise permit, that all or any shares issued by the Company be evidenced by certificates and, subject to applicable laws, the Directors may from time to time issue regulations, complying with the Act and other applicable laws, establishing book-based or other share ownership and transfer systems as they may see fit.

15.

Certificates of title to shares shall be signed (i) by the President, a Vice-President or a Director, and (ii) by the Secretary, an Assistant Secretary or such other persons as the Directors may authorize and, (iii) if the Directors have appointed a transfer agent for the Company, by an authorized officer of such transfer agent. The signature of the President or a Vice-President or Director and, if a transfer agent has been appointed, of the Secretary or an Assistant Secretary or other authorized person signing in lieu of them, may be engraved, lithographed or printed upon the certificates or any one or more of them and all such certificates, when signed by the Secretary, an Assistant Secretary, such other person as the Directors authorize, or, if a transfer agent has been appointed, an authorized officer of such transfer agent, shall be valid and binding upon the Company. If the Company has appointed only one Director and officer, share certificates shall be signed by that Director alone as sole Director. If a certificate contains a printed or mechanically reproduced signature of a person, the Company may issue the certificate, notwithstanding that the person has ceased to be a Director or an officer of the Company and the certificate is as valid as if such person were a Director or an officer at the date of its issue. Any certificate representing shares of a class publicly traded on any stock exchange shall be valid and binding on the Company if it complies with the rules of such exchange whether or not it otherwise complies with this Article.

16.

Subject to any regulations made at any time of the Directors, each shareholder may have title to the shares registered in the shareholder’s name evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in the shareholder’s name.

17.

Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

18.

Subject to any regulations issued by the Directors, any certificate that has become worn, damaged or defaced may, upon its surrender to the Company, be cancelled and replaced by a new certificate. Subject to any regulations issued by the Directors, any certificate that has become lost or destroyed may also be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the Directors and the furnishing to the Company of such undertakings of indemnity as the Directors deem adequate.

19.

The sum of one dollar or such other sum as the Directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

20.	The Directors may cause one or more branch Registers to be kept in any place or places, whether inside or outside of the Province of Nova Scotia.

CALLS

21.

The Directors may from time to time make such calls as they think fit upon the shareholders in respect of all amounts unpaid on the shares held by them respectively and not made payable at fixed times by the conditions on which such shares were allotted and each shareholder shall pay the amount of every call so made on him or her to the persons and at the times and places appointed by the Directors. A call may be made payable by instalments.

22.	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

23.	At least fourteen days’ notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

24.

If the sum payable in respect of any call or instalment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the share in respect of which the call has been made or the instalment is due shall pay interest on such call or instalment at the rate of fifteen per cent per annum from the day appointed for the payment thereof up to the time of actual payment.

25.

At the trial or hearing of any action for the recovery of any amount due for any call, it shall be sufficient to prove that the name of the shareholder sued is entered on the Register as the holder or one of the holders of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

26.

The Directors may, if they think fit, receive from any shareholders willing to advance it all or any part of the amounts due upon shares held by the shareholder beyond the sums actually called for; and upon the amounts so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate, not exceeding fifteen per cent per annum, as the shareholder paying such sum in advance and the Directors agree upon or the Directors may agree with such shareholder that the shareholder may participate in profits upon the amount so paid or satisfied in advance.

FORFEITURE OF SHARES

27.

If any shareholder fails to pay any call or instalment on or before the day appointed for payment, the Directors may at any time thereafter while the call or instalment remains unpaid serve a notice on such shareholder requiring the shareholder to pay the call or instalment together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

28.

The notice shall name a day (not being less than fourteen days after the date of the notice) and a place or places on and at which such call or instalment and such interest and expenses are to be paid. The notice shall also state that, in the event of non-payment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

29.

If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

30.

When any share has been so forfeited, notice of the resolution shall be given to the shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the Register.

31.	Any share so forfeited shall be deemed the property of the Company and the Directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

32.	Directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

33.

Any shareholder whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon at the rate of fifteen per cent per annum from the time of forfeiture until payment. The Directors may enforce such payment if they think fit, but are under no obligation to do so.

34.

A certificate in writing under the hand of the Secretary stating that a share has been duly forfeited on a specified date in pursuance of these Articles and the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the share but for such forfeiture.

LIEN ON SHARES

35.

The Company shall have a first and paramount lien upon all shares (other than fully paid up shares) registered in the name of each shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for the debts, liabilities and other engagements of the shareholder, solely or jointly with any other person, to or with the Company, whether or not the period for the payment, fulfilment or discharge thereof has actually arrived, and such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of any lien of the Company on such shares.

36.

For the purposes of enforcing such lien the Directors may sell the shares subject to the lien in such manner as they think fit; but no sale shall be made until the period for the payment, fulfilment or discharge of such debts, liabilities or other engagements has arrived, and until notice in writing of the intention to sell has been given to such shareholder, or to the shareholder’s executors or administrators and default has been made by the shareholder or the executors or administrators in such payment, fulfilment or discharge for seven days after such notice.

37.

The net proceeds of any such sale after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagements and the residue, if any, paid to such shareholder or such shareholder’s executors, administrators or assigns.

VALIDITY OF SALES

38.

Upon any sale after forfeiture or the enforcing of a lien in purported exercise of the powers given by these Articles the Directors may cause the purchaser’s name to be entered in the Register in respect of shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after the purchaser’s name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

39.

The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

40.

The instrument of transfer of any share shall be in writing in the following form or to the following effect or as may be otherwise approved by the Directors or the Company’s transfer agent from time to time:

For value received I (we) assign and transfer unto

Please insert social insurance number or other tax identifying number of assignee

Please print name and address including postal code of assignee shares of the Company represented by this certificate.

Date

Signature

SIGNATURE GUARANTEE: The signature must be guaranteed by a bank, trust company or a member of a recognized stock exchange whose signature is acceptable to the Company’s transfer agent.

41.	The Directors may, without assigning any reason therefor, decline to register any transfer of shares not fully paid up or upon which the Company has a lien.

42.

Every instrument of transfer shall be left at the Office of the Company or the office of its transfer agent where the principal or a branch Register is maintained for registration together with the certificate of the shares, if any, to be transferred and such other evidence as the Company may require to prove the title of the transferor or the right of the transferor to transfer the shares.

43.	A fee not exceeding Five Dollars ($5.00) may be charged for each transfer and shall, if required by the Directors, be paid before its registration.

44.	Every instrument of transfer shall, after its registration, remain in the custody of the Company.

45.	Any instrument of transfer that the Directors decline to register shall, except in case of fraud, be returned to the person who deposited it.

TRANSMISSION OF SHARES

46.

The executors or administrators of a deceased member (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such member. When a share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the last surviving member, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

47.

Notwithstanding anything in these Articles, if the Company has only one member, not being one of several joint holders, and that member dies, the executors or administrators of such deceased member shall be entitled to register themselves in the Register as the holders of such deceased member’s share whereupon they shall have all the rights given by these Articles and law to members.

48.

Subject to the Reorganization Act, any person becoming entitled to shares in consequence of the death or bankruptcy of any member or any way other than by allotment or transfer upon producing such evidence of being entitled to act in the capacity claimed or of such person’s title to the shares as the Directors think sufficient, may be registered as a member in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares.

49.

The Directors shall have the same right to refuse to register a person entitled by transmission to any shares, or that person’s nominee, as if the person were the transferee named in an ordinary transfer presented for registration.

STATED CAPITAL ACCOUNTS

50.

(a)

The Company shall maintain a separate capital account, sometimes called a stated capital account, for each class and series of shares it issues and, should it fail to do so will be deemed to maintain such account as contemplated by the Act.

(b)	The Company shall add to the appropriate stated capital account the full amount of any consideration it receives for any shares it issues.

(c)	Notwithstanding paragraph (b) of this Article 50, where the Company issues shares in exchange for

(i)

property of a person who immediately before the exchange or that, because of the exchange, did not deal with the Company at arm’s length within the meaning of that term in the Income Tax Act (Canada), or

(ii)

shares of a body corporate that immediately before the exchange or that, because of the exchange, did not deal with the Company at arm’s length within the meaning of that term in the Income Tax Act (Canada), the Company may, subject to paragraph (d) of this Article 50, add to the stated capital accounts maintained for the shares of the classes or series issued the whole or any part of the amount of the consideration it received in the exchange.

(d)	On the issue of a share the Company shall not add to a stated capital account in respect of the share it issues an amount greater than the amount of the consideration it received for the share.

RECORD DATES

51.

(a)	For the purpose of determining shareholders:

(i)	entitled to receive payment of a dividend;

(ii)	entitled to participate in a liquidation distribution; or

(iii)	for any other purpose except the right to receive notice of or to vote at a meeting,

the Directors may fix in advance a date as the record date for such determination of shareholders but such record date shall not precede the particular action to be taken by more than the longer of (A) sixty days, or (B) such longer period as is fixed from time to time by the Directors and complies with all applicable laws;

(b)

For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the Directors may fix in advance a date as the record date for such determination of shareholders but, unless different periods complying with all applicable laws are fixed from time to time by the Directors, such record date shall not precede by more than sixty days or be less than twenty-one days before the date on which the meeting is to be held;

(c)

For the purpose of determining shareholders entitled to vote at a meeting of shareholders, the Directors may fix in advance a date as the record date for such determination of shareholders, but such record date shall not precede the date on which the meeting is to be held by more than longer of (A) sixty days, or (B) such longer period complying with all applicable laws as is fixed from time to time by the Directors;

(d)	If no record date is fixed,

(i)	the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be

(A)	at the close of business on the day immediately preceding the day on which the notice is given; or

(B)	if no notice is given, the day on which the meeting is held; and

(ii)

the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or a vote shall be at the close of business on the day on which the Directors pass the resolution relating thereto;

(e)

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the Register at the close of business on the day the Directors fix the record date, notice thereof shall, not less than seven days before the date so fixed, be given

(i)

either (A) by advertisement in a newspaper published or distributed in the place where the Company has its Office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; or (B) as may be otherwise permitted under applicable securities law and the Act; and

(ii)	by written notice to each stock exchange in Canada on which the shares of the Company are listed for trading.

ALTERATION OF CAPITAL

52.

Subject to the Act, the Reorganization Act, the provisions of this Article and Part B of these Articles, and the rights, if any, under the Act or other applicable law, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company may by resolution of its shareholders, add, change or remove any provision of its Memorandum to increase its share capital by the creation of new shares of such amount as it thinks expedient and may by special resolution, add, change or remove any provision of its Memorandum to:

(a)

increase its share capital to authorize a new class of shares without nominal or par value, either stating the maximum number of shares of such class that the Company is authorized to issue or, where there is no limit on the number of shares of such class, a statement to that effect;

(b)

change the maximum number of shares of a class of shares without nominal or par value that the Company is authorized to issue, which may include a change to or from an unlimited number of shares of that class;

(c)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(d)	change the shares of any classes, whether issued or unissued, into a different number of shares of the same class or into the same or different number of shares of another class;

(e)	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination or into shares without nominal or par value;

(f)

subdivide its shares, or any of them, into shares of smaller amounts than is fixed by the Memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and the special resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other;

(g)	exchange shares of one denomination for another, including shares without nominal or par value;

(h)	convert any part of its issued or unissued share capital into preferred shares redeemable or purchasable by the Company;

(i)

except in the case of preferred shares, convert all or any of its previously authorized unissued or issued and fully paid-up shares with nominal or par value into the same number of shares without any nominal or par value and reduce, maintain or increase accordingly its liability on any of its shares so converted, but the power to reduce its liability on any of its shares so converted where it results in a reduction of paid-up capital may only be exercised in accordance with any applicable restriction in the Act;

(j)

convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value, and for such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value issued before the conversion;

(k)

change the designation of all or any of its shares and add, change or remove any rights, privileges, restrictions or conditions including rights to accrued dividends, in respect of all or any of the shares, whether issued or unissued; or

(l)	make any change or do anything which is permitted by, or not restricted by, the Act.

53.

Subject to the Act, the Company may by resolution of its shareholders, add, change or remove any provision of its Memorandum to cancel shares that at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

54.

Where the shares of a class are issued in series, and any designation, rights, privileges, restrictions or conditions attaching to any series of such shares are set out in the Memorandum, all provisions of these Articles respecting the creation, amendment, exchange, cancellation or other change of shares of any class, apply thereto.

55.

Subject to the Act, the Reorganization Act, the provisions of this Article and Part B of these Articles, and the rights, if any, under the Act or other applicable law, of the holders of shares of any class or series of shares to vote separately as a class or series thereon and the restrictions on allotment and issuance in these Articles and the Memorandum, any shares authorized to be issued may be issued upon such terms and conditions and with such rights, privileges, limitations, restrictions and conditions attached thereto as the Company by resolution of its shareholders shall direct or, if no direction is given, as the Directors determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company, and with a special right, or without any right, of voting. Except as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and instalments, transfer and transmission, forfeiture, surrender, lien and otherwise.

REDEMPTION OF SHARES AND OTHER REDUCTIONS OF CAPITAL

56.

Subject to the Act, the Reorganization Act, the provisions of this Article and Part B of these Articles, and the rights, if any, under the Act or other applicable law, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company may reduce all or a portion of the paid-up capital on a class or series of shares, or certain shares of such class or series of shares, in any way and for any purpose. Where such reduction of paid-up capital is so authorized, the shareholders approving such reduction may in such authorizing resolution determine when the paid-up capital shall be reduced on the shares of the particular class or series of shares, or certain shares of such class or series of shares, the amount of paid-up capital to be reduced on each such share (where such does not necessarily follow from the determination of the amount reduced on the class or series as a whole) and the manner in which and purpose for which such reduction shall be effected. If the shareholders fail to determine any such matter in such resolution they may subsequently determine such matter by special resolution, failing which the Directors, or such persons as may be authorized by the shareholders by special resolution, may make any such determination or determinations not inconsistent with a prior determination of the shareholders as may be necessary or desirable from time to time. The manner in which or purpose for which the reduction shall be effected may include, without limitation, any of the following:

(a)	reducing or extinguishing any liability of the holders of any shares of any class or series including, without limitation, extinguishing or reducing the liability on any of such shares not paid-up;

(b)

either with or without extinguishing or reducing liability on shares of any class or series, paying or distributing to the holder of an issued share of any such class or series of shares an amount not exceeding the paid-up capital thereof;

(c)	declaring its paid-up capital to be reduced, without payment or distribution, by an amount that is lost or unrepresented by realizable assets, or by such other amount as the Company may see fit;

(d)	paying cash or transferring other property;

(e)	issuing other securities, debentures, bonds, securities, promissory notes or other indebtedness;

(f)	increasing any share premium, contributed surplus or other surplus account; or

(g)	providing a sinking fund on any terms thought fit for the redemption, purchase or acquisition of shares of any class or series.

Without limiting the foregoing but subject to the Act and any provisions attached to such shares, the Company may redeem, purchase or acquire any of its shares and the Directors may determine the manner and the terms for redeeming, purchasing or acquiring such shares and may provide a sinking fund on such terms as they think fit for the redemption, purchase or acquisition of shares of any class or series.

57.

The amount of the reduction in the paid-up capital of the class or series of shares, or certain shares of such class or series of shares, including upon the purchase or redemption of any shares acquired by the Company, shall be recorded, or shall be deemed to have been recorded, in the accounts of the Company maintained or deemed to be maintained for such class or series of shares. Where the Company has issued more than one class or series of shares, the special resolution authorizing the reduction in paid-up capital must specify the capital account or accounts from which the paid-up capital returned, cancelled or otherwise extinguished will be deducted.

MODIFICATION OF RIGHTS OF SHAREHOLDERS

58.

The rights, privileges, restrictions and conditions attached to a class or series of shares may be added to, changed or removed only with the prior approval of the holders of the issued shares of that class or series given as specified herein, in addition to any vote or authorization required by law. Any approval of the holders of the shares with respect to the modification of the rights, privileges, restrictions, and conditions attached to the shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval either (i) be given by resolution signed by all the holders of the issued and outstanding shares of the class or series, or (ii) passed by the affirmative vote of at least two-thirds of the votes cast by the holders of the shares who voted in respect of that resolution at a meeting of the holders of the shares duly called for that purpose at which the holders of at least fifty percent (50%) of the outstanding shares of that class or series are present in person or represented by proxy, or, if such quorum is not present at such meeting, at an adjournment thereof at which the holders of shares of that class or series then present in person or represented by proxy shall constitute a quorum for all purposes. The formalities to be observed with respect to proxies, the giving of notice, voting, and the conduct of any such meeting or any adjourned meeting shall be those from time to time prescribed by these Articles or otherwise prescribed by law with respect to meetings of shareholders. Notwithstanding the foregoing, unless the rights, privileges, terms or conditions attached to a class or series of shares provide otherwise, the holders of shares of a class or of a series are not entitled to vote separately as a class or series to amend the Memorandum or these Articles to,

(a)

increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(b)	effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

(c)	create a new class or series of shares equal or superior to such class or series.

This Article shall not be deemed by implication to limit, restrict or curtail the power of modification which the Company would have if this Article were omitted.

SURRENDER OF SHARES

59.

The Directors may accept the surrender of any share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

BORROWING POWERS AND POWER OF GUARANTEE

60.	The Directors on behalf of the Company may from time to time in their discretion:

(a)	raise or borrow funds for any of the purposes of the Company;

(b)

secure the repayment of funds so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or other securities of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)	sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for funds borrowed or to be borrowed for the purposes aforesaid; and

(d)	pledge debentures as security for loans.

61.	Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

62.

Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of Directors and other matters.

63.	The Directors may, from time to time and in their discretion:

(a)	guarantee on behalf of the Company the performance of liabilities, contracts and loans of any kind whatsoever, and give any postponements required in connection with such a guarantee; and

(b)

delegate authority to such officers and Directors of the Company and on such terms and conditions as they, in their sole discretion determine appropriate, to provide guarantees on behalf of the Company as set out in the preceding sub-paragraph including to give any postponements required in connection with such guarantees.

MEETINGS

64.

Annual general meetings of the Company shall be held at least once in every calendar year at such time and place as may be determined by the Directors and not later than fifteen months after the preceding annual general meeting of the Company. All other meetings of the Company shall be called special general meetings. Annual or special general meetings may be held either within or without the Province of Nova Scotia.

65.

The Directors may whenever they think fit, convene a special general meeting and they shall, upon the requisition of shareholders of the Company holding not less than five percent of the issued share capital of the Company in respect of whose shares all calls or other sums then due have been paid, or otherwise as provided in the Act, forthwith proceed to convene a special general meeting of the Company, to be held at such time and place as the Directors determine.

66.

The requisition shall state the objects of the meeting requested, be signed by the shareholders making it and deposited at the Office. It may consist of several documents in like form each signed by one or more of the requisitionists.

67.	If the Directors do not proceed to cause a meeting to be held within twenty-one days (21) days from the date that the requisition is so deposited, or within such longer period as may be permitted by applicable law, the requisitionists, or a majority of them in value, may themselves convene a meeting, provided it is held within three (3) months after the date of the deposit of the requisition.

68.

(a)

No business may be transacted at an annual general meeting of shareholders, other than business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual general meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual general meeting by any shareholder of the Company who complies with the proposal procedures set forth in this Article 68. For business to be properly brought before an annual general meeting by a shareholder of the Company, such shareholder must submit a proposal to the Company for inclusion in the Company’s management proxy circular; provided that any proposal that includes nominations for the election of Directors shall be submitted to the Company in accordance with the requirements set forth in Article 69.

(b)

At a special general meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board. Nominations of persons for election to the Board of Directors may be made at a special general meeting of shareholders at which Directors are to be elected pursuant to the Company’s notice of meeting only pursuant to and in compliance with Article 69.

69.

(a)

Only individuals who are nominated in accordance with the procedures set out in this Article 69 and who, at the discretion of the Board, satisfy the qualifications of a Director as set out in applicable law and these Articles shall be eligible for election as Directors of the Company at any general meeting of shareholders of the Company. Nominations of individuals for election to the Board of Directors of the Company may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders if one of the purposes for which the special general meeting was called was the election of Directors:

(i)	by or at the direction of the Board, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more shareholders pursuant to a requisition of the shareholders made in accordance with the Act; or

(iii)	by any person (a “Nominating Shareholder”) who

(A)

at the close of business on the date of the giving of the notice provided for below in this Article 69 and on the record date for notice of such meeting, is a registered holder of shares carrying the right to vote at such meeting on the election of Directors; and

(B)	complies with the notice procedures set forth in this Article 69.

(b)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof and in proper written form to the Secretary of the Company at the Office.

(c)	To be timely, a Nominating Shareholder’s notice to the Secretary must be made within the applicable period described below:

(i)

in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that if the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (in this Article, the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be made not later than the 10th day following the Notice Date; and

(ii)

in the case of a special general meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing Directors (whether or not called for other purposes), not later than the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

(d)	To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary must set forth

(i)	as to each individual whom the Nominating Shareholder proposes to nominate for election as a Director

(A)	the name, age, business address and residential address of the individual;

(B)	the principal occupation or employment of the individual;

(C)

the class or series and number of shares in the capital of the Company which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(D)

any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws, including applicable securities laws; and

(ii)	as to the Nominating Shareholder and any beneficial owner respecting which the notice was given, the names of such person(s) and

(A)	the class or series and number of shares in the capital of the Company which are controlled, or over which control or direction is exercised, directly or indirectly, by such person(s) and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Company, derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(B)

any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Company on the election of Directors;

(C)

in the case of a special general meeting of shareholders called for the purpose of electing Directors, a statement as to whether the Nominating Shareholder intends to send an information circular and form of proxy to any shareholders of the Company in connection with any individual’s nomination; and

(D)

any other information relating to such Nominating Shareholder or beneficial owner that would be required to be made in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and applicable securities laws.

(e)	A Nominating Shareholder’s notice to the Corporate Secretary must also state whether

(i)

in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent Director of the Company under Sections 1.4 and 1.5 of National Instrument 52-110 of the Canadian Securities Administrators (“NI 52-110”); and

(ii)	with respect to the Company the proposed nominee has one or more of the relationships described in Sections 1.4(3), 1.4(8) and 1.5 of National NI 52-110 and, if so, which ones.

(f)

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxy holder of a Nominating Shareholder shall be entitled to nominate at a meeting of shareholders the Directors nominated by the Nominating Shareholder, provided that all of the requirements of this Article 69 have been satisfied. If the Nominating Shareholder or its duly appointed proxy holder does not attend at the meeting of shareholders to present the nomination, the nomination shall be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Company.

(g)

In addition to the provisions of this Article 69, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, applicable securities laws and applicable stock exchange rules regarding the matters set forth herein.

(h)

For purposes of this Article 69, “public announcement” shall mean disclosure in a news release reported by a national news service in Canada, or in a document publicly filed by the Company at such location determined by the Board of Directors from time to time (including any web site or other virtual location).

(i)

Notwithstanding any other provision of the Company’s Articles, notice given to the Secretary of the Company pursuant to this Article 69 may only be given by personal delivery (at the Office of the Company) or by electronic mail (at the e-mail address set out in the Company’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com or such other location as may be determined by the Board of Directors from time to time), and shall be deemed to have been given and made only at the time it is so served by personal delivery to the Corporate Secretary of the Company or sent by e-mail to such e-mail address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Halifax Time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(j)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 69.

70.

At least twenty-one (21) days’ notice, or such shorter notice period as is fixed from time to time by the Directors and complies with all applicable laws, of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the shareholders entitled to be present at such meeting by notice given in accordance with the provisions of these Articles. Subject to any exemption authorized pursuant to the Act, when the Company is a reporting issuer it shall, concurrently with or prior to sending notice of a meeting of the Company, send a form of proxy to each shareholder who is entitled to receive notice of the meeting. With the consent in writing of all the shareholders entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner the Directors think fit, or if all the shareholders are present at a meeting either in person or by proxy, notice of the time, place and purpose of the meeting may be waived. Any previously scheduled annual general meeting of shareholders may be postponed, and any shareholders’ meeting other than an annual general meeting of shareholders may be postponed or cancelled, by the Company by public notice given to the shareholders prior to the time previously scheduled for such meeting of shareholders.

71.	The accidental omission to give any such notice to any of the shareholders or the failure of any shareholder to receive such notice shall not invalidate any resolution passed at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

72.

The business of any annual general meeting shall be to receive and consider the financial statements of the Company and the reports of the Directors and auditors thereon, to elect Directors in the place of those retiring, to appoint auditors, and to transact any other business which under these Articles ought to be transacted at an annual general meeting.

73.

If authorized by the Board in its sole discretion, and subject to any applicable law and such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting, if the Company makes available such a communication facility: (a) participate in a meeting of shareholders; and (b) be deemed present in person at the meeting to the fullest extent permitted by law; and (c) vote at the meeting whether such meeting is to be held at a designated place or solely by means of a telephonic, electronic or other communication facility, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of a telephonic, electronic or other communication facility is a shareholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and to vote on matters submitted to the shareholders, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of a telephonic, electronic or other communication facility, a record of such vote or other action shall be maintained by the Company.

74.

No business shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the business. A body corporate that is a member of the Company and has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

75.

Three members, where there are more than two members, personally present and entitled to vote shall be a quorum for a general meeting for the choice of a chair and the adjournment of the meeting. For all other purposes the quorum for a general meeting shall be three members personally present and entitled to vote and holding or representing by proxy not less than twenty-five per cent of such of the issued shares of the Company as confer upon the holders thereof the right to vote at such meeting.

76.

Unless otherwise determined by the Board, the Chair of the Board shall be entitled to take the chair at every general meeting or, if there be no Chair of the Board, or if the Chair of the Board is not present within fifteen minutes after the time appointed for holding the meeting or declines to take the chair, the President, or if the President is not present within fifteen minutes after the time appointed for holding the meeting or declines to take the chair, a vice-president, shall be entitled to take the chair. If the Chair or the President or a vice-president is not present within fifteen minutes after the time appointed for holding the meeting or is present but declines to take the chair, the members present entitled to vote at the meeting shall choose another Director as chair of the meeting and, if no Director is present or if all the Directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be chair of the meeting.

77.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition made pursuant to these Articles shall be dissolved; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at such adjourned meeting a quorum is not present, those members entitled to vote who are present shall be a quorum and may transact the business for which the meeting was called.

78.

Subject to the Act, at any general meeting a resolution put to the meeting may be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by the chair, a member or a proxyholder; and unless a poll is so demanded, a declaration by the chair of the meeting that the resolution has been carried, carried by a particular majority, lost or not carried by a particular majority, and an entry to that effect in the Company’s book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

79.

A poll shall be taken at the meeting in such manner as the chair of the meeting directs, and either at once or after an interval. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chair and such determination made in good faith shall be final and conclusive. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

80.	When on any motion there is an equality of votes, the motion shall fail.

81.

Any person entitled to vote at a general meeting where the Company has made available a telephonic, electronic or other communication facility for the purposes of attending and voting at such meeting may vote by means of the telephonic, electronic or other communication facility that the Company has made available for that purpose. Subject to any applicable law and such guidelines and procedures as the Board may adopt, any vote referred to in these Articles may be held entirely by means of a telephonic, electronic or other communication facility if the Company makes available such a communication facility, provided, in each case, that the facility: (i) enables the votes to be gathered in a manner that permits their subsequent verification; and (ii) permits the tallied votes to be presented to the Company.

82.

The chair of a general meeting may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

VOTES OF MEMBERS

83.

Subject to the Reorganization Act and Part B of these Articles and the provisions applicable to any shares issued under conditions limiting or excluding the rights of the holders thereof to vote at general meetings, every member present in person or by proxy (including members deemed to be present) shall have one vote for every share held by such member. In computing the majority on a poll reference shall be had to the number of votes to which each member is entitled by their shares or by these Articles.

84.	Any person entitled under Article 48 to transfer any shares may vote at any general meeting in respect thereof in the same manner as if such person were the registered holder of such shares so long as the person, at least forty-eight hours before the time of holding the meeting or adjourned meeting at which the person proposes to vote, satisfies the Directors that such person has the right to transfer such shares.

85.

Where there are joint registered holders of any share, any one of such persons may vote such share at any meeting, either personally or by proxy, as if such person were solely entitled to it. If more than one of such joint holders is present and voting in person at any meeting, the one whose name stands first on the Register in respect of such share shall alone be entitled to vote it. Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

86.	Votes may be cast either personally or by proxy or, in the case of a body corporate, by a representative duly authorized under the Act.

87.

A member of unsound mind in respect of whom an order has been made by any court having jurisdiction may vote by such member’s guardian or other person in the nature of a guardian appointed by that court and any such guardian or other person may vote by proxy.

88.

Subject to the Act, no member shall be entitled to be present or to vote on any question, either personally or by proxy or as proxy for another member, at any meeting or be recognized for the purposes of a quorum while any call or other sum is due and payable to the Company in respect of any of the shares of such member.

PROXIES

89.

A proxy shall be in writing and executed in the manner provided in the Act. A proxy or other authority of a corporate shareholder does not require its seal. The provisions of the Act, and the regulations made thereunder, relating to proxies shall otherwise apply to the Company.

90.

The chair of any meeting of shareholders may, but need not, at his or her sole discretion, make determinations as to the acceptability of proxies deposited for use at the meeting, including the acceptability of proxies which may not strictly comply with the requirements of these Articles as to form, execution, accompanying documentation or otherwise, and any such determination made in good faith shall be final and conclusive. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office of the Company or at such other place as the Directors may direct. The Directors may, by resolution, fix a time not exceeding 48 hours excluding Saturdays and holidays, preceding any meeting or adjourned meeting before which time proxies to be used at that meeting must be deposited with the Company at its Office or with an agent of the Company. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting. The chair of the meeting shall determine all questions as to validity of proxies and other instruments of authority. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any meeting or the Chair of the Board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders or in any proxy circular, and any such waiver made in good faith shall be final and conclusive.

91.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the Office of the Company before the meeting or by the chair of the meeting before the vote is given.

92.

Subject to Articles 90 and 94, every proxy may be revoked by an instrument in writing that is received: (a) at the Office at any time up to and including the last business day before the day set for holding of the meeting at which the proxy is to be used; or (b) by the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

93.

An instrument referred to in Article 89 must be signed as follows: (a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative; (b) if the shareholder for whom the proxy holder is appointed is a body corporate, the instrument must be signed by the body corporate or by a representative appointed for the body corporate.

94.

Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such form as the Directors may from time to time determine and as required by law. Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place. Upon the request of a shareholder not earlier than one day following a meeting of shareholders, the Company shall provide such shareholder with access to the proxies deposited with the Company in connection with such meeting.

RESOLUTIONS IN WRITING

95.

A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfied all the requirements of the Act and these Articles respecting meetings of shareholders. A Resolution so passed shall be deemed to constitute a waiver of all notices required to have been given for that meeting. The signature of a shareholder which is a body corporate shall be evidenced by the signature of an officer or officers, director or directors of such body corporate, or other person or persons authorized by the body corporate.

DIRECTORS

96.

Unless otherwise determined by general meeting, the number of Directors shall be determined by the Board of Directors but shall not be less than eight nor more than fifteen provided however that the number of the members of the Board of Directors of the Company who are employees of the Company or of a subsidiary or affiliate of the Company shall not exceed two. No director may appoint any other person to act as his or her alternate to attend or vote at meetings of directors or otherwise act as a director in his or her absence.

97.

The Directors shall have power to increase the number of Directors on the Board at any time and from time to time to appoint any one or more other persons as Directors so long as the total number of Directors does not at any time exceed the maximum number permitted in Article 96. No such appointment shall be effective unless two-thirds of the Directors concur in it.

98.

The Directors shall be paid out of the funds of the Company as remuneration for their service such sums, if any, as the Board may from time to time determine and such remuneration shall be divided among them in such proportions and in such manner as the Directors determine. Any remuneration so payable to a Director who is also an officer or employee of the Company or who is counsel or solicitor to the Company or otherwise serves it in a professional capacity may be in addition to the Director’s salary as an officer or professional fees as the case may be. In addition, the Board may by resolution from time to time award special remuneration out of the funds of the Company to any Director who performs or undertakes any special work or service for, or on behalf of, the Company outside the work or services ordinarily required of a Director of the Company. The Directors shall also be reimbursed for their out of pocket expenses incurred in attending Board, Committee or Shareholders’ meetings or otherwise in respect of the performance by them of their duties as the Board may from time to time determine. Notwithstanding Article 102, the Directors shall not be required to declare their interest in nor shall the Directors be prohibited from voting in respect of the determination of their remuneration in accordance with this Article.

99.

The continuing Directors may act notwithstanding any vacancy in their body, but if the number of Directors falls below the minimum permitted under these Articles, the Directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum. If the number of Directors falls below the quorum requirement under these Articles, nominees shall be proposed by the continuing Directors, or any committee established by them for the purpose, for election at a meeting of shareholders of the Company and called pursuant to the Act.

100.

A Director may, in conjunction with the office of Director, and on such terms as to remuneration and otherwise as the Directors arrange or determine, hold any other office or position in the Company or in any body corporate in which the Company is a shareholder or is otherwise interested.

101.	The office of a Director shall ipso facto be vacated:

(a)	if such Director becomes bankrupt or makes an assignment for the benefit of creditors; or

(b)	if such Director is found by a court of competent jurisdiction to be mentally incompetent or of unsound mind; or

(c)	if by notice in writing to the Company such Director resigns the office of Director; or

(d)	if such Director is removed by special resolution of the Company or as otherwise provided by law.

DIRECTORS’ INTEREST IN CONTRACTS

102.

No Director shall be disqualified from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any Director is in any way interested, either directly or indirectly, be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding office as a Director of the Company or of the fiduciary relation thereby established. However, the existence and nature of the Director’s interest must be declared by such Director at a meeting of the Directors of the Company unless the contract, arrangement or transaction is one involving the fixing of remuneration payable to the Directors in their capacities as Directors (herein referred to as an “Excluded Transaction”). In the case of a proposed contract or transaction, other than an Excluded Transaction, any Director with an interest in the contract or transaction shall declare the interest of such Director at the meeting of Directors at which the matter is first taken into consideration, or if the Director was not then interested, at the next meeting held after the Director became so interested. A general notice given to the Directors by a Director that the Director is a member, shareholder or Director of any specified firm or company and is to be regarded as interested in any transaction or contract with such firm or company shall be deemed to be a sufficient declaration under this Article and no further or other notice shall be required. No Director shall as a Director vote in respect of any contract or arrangement in which the Director is so interested, and if the Director does so vote, the vote shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and shall not apply to any Excluded Transaction or any contract or arrangement by or on behalf of the Company to give to the Directors or any of them any security for advances or by way of indemnity.

ELECTION OF DIRECTORS

103.

Subject to the next following Article, at the dissolution of every annual general meeting all the Directors shall retire from office and be succeeded by the Directors elected at such meeting. Retiring Directors shall be eligible for re-election at such meeting.

104.

If at any annual general meeting at which an election of Directors ought to take place no such election takes place, or if no annual general meeting is held in any year or period of years, the retiring Directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

105.

The Directors, or a committee established by them for the purpose, may nominate, and provide to the annual general meeting, nominees to be elected or re-elected as Directors. The Directors or any such committee shall nominate individuals who, in the reasonable opinion of the Directors or such committee, shall have the ability to contribute to the broad range of issues with which the Directors must deal and who are able to devote the time necessary to prepare for and attend meetings of the Board and committees of the Board to which they may be appointed.

106.	The Company in general meeting may from time to time increase or reduce the number of Directors and may determine or alter their qualification.

107.

The Company may, by special resolution or in any other manner permitted by law, remove any Director before the expiration of their period of office and appoint another person in their stead. The person so appointed shall hold office during such time only as the Director in whose place the person is appointed would have held office if the Director had not been removed.

108.

If at any time, a vacancy occurs on the Board as a result of a Director ceasing to be a Director, the Board of Directors shall fill such vacancy, after receiving a recommendation from the nominating committee (if any has been established), by the appointment as a Director of an individual who meets the requirements of Article 105.

CHAIR OF THE BOARD

109.

At the first meeting of the Directors of the Company following each annual general meeting of Shareholders, the Directors shall appoint a Chair of the Board from their number provided that such Chair is not an employee of the Company or of any subsidiary or affiliate of the Company. The Chair of the Board shall perform such duties and receive such special remuneration as the Board may from time to time provide. At any meeting of Directors and at any meeting of shareholders, the Chair of the Board shall not have a casting vote in the event of an equality of votes.

PRESIDENT, VICE PRESIDENT AND OTHER OFFICERS

110.

The Directors shall elect from their number the President of the Company and may determine the period for which he or she is to hold office. The President shall be the Chief Executive Officer of the Company and shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him or her from time to time by the Board.

111.

The Directors may also appoint Vice-Presidents and determine the periods for which they are to hold office. A Vice-President need not be a Director and any Vice-President shall, at the request of the President or the Board and subject to the directions of the Board, perform the duties of the President during the absence, illness or incapacity of the President.

112.	The Directors may appoint such other officer or officers of the Company, having such powers and duties, as they see fit.

113.	If the Directors so decide, the same person may hold more than one of the offices provided for in these Articles.

PROCEEDINGS OF DIRECTORS

114.

The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings and proceedings as they think fit, provided that no business shall be transacted unless there is a quorum. A quorum for a meeting of the Board of Directors shall be a majority of the Directors in office at the commencement of the meeting.

115.	Meetings of Directors may be held either within or without the Province of Nova Scotia and the Directors may from time to time make arrangements relating to the time and place of holding Directors’ meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

(1) A meeting of Directors may be held at the close of every annual general meeting of the Company without notice.

(2) Notice of every other Directors’ meeting may be in writing and delivered by personal delivery, telex or facsimile transmission or electronic mail, or mailed, or may be given by telephone to each Director before the meeting is to take place. Such notice shall be delivered, transmitted, mailed or given by telephone at least forty-eight hours before the time fixed for the meeting.

(3) A meeting of Directors may be held without formal notice if all the Directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

(4) The accidental omission to give any such notice to any of the Directors or the failure of any Director to receive such notice shall not invalidate any resolution passed at any such meeting.

116.

A Director may participate in meetings of the Board and in meetings of a Committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. For the avoidance of doubt, a meeting of the Board or of a committee of the Board may be held entirely by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means shall be deemed to be present at that meeting.

117.

The President or any other Director may at any time, and the Secretary, upon the request of the President or any other Director, shall summon a meeting of the Directors to be held at the Office of the Company. The Chair of the Board or a majority of the Board may at any time summon a meeting to be held elsewhere.

118.	Questions arising at any meeting of Directors shall be decided by a majority of votes and when, on any motion before the Board, there is an equality of votes, the motion shall fail.

119.

If no Chair of the Board is elected, or if at any meeting of Directors the Chair is not present within fifteen minutes after the time appointed for holding the meeting, or declines to take the chair, the President shall preside. If neither the Chair nor the President is present at such time and willing to take the chair, the Directors present shall choose some one of their number to chair the meeting.

120.

A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

121.

Any Director participating in a meeting by a telephonic, electronic or other communication facility may vote by any reasonable means (including verbal assent) given the nature of such telephonic, electronic or other communication facility.

122.	A resolution in writing signed by all the Directors who would be entitled to vote thereon at a meeting of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. A resolution so effected shall be deemed to constitute a waiver of any notice required under these Articles or the Act to have been given for such a meeting.

COMMITTEES

123.

The Directors may establish from time to time such committees, including without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Management Resources and Compensation Committee, as the Directors think fit and entrust to and confer upon any such committee established such powers exercisable under these Articles by the Directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers. Any committee so formed shall in the exercise of the powers so entrusted upon them conform to any rules or regulations that may be imposed on them by the Directors or by these Articles.

124.

The Directors, when establishing any committee, shall determine the membership thereof, which membership may include persons who hold a particular office or other position with the Company, if a director, from time to time. Members of committees shall have such terms of office as the Directors may establish or may serve at pleasure. The Directors may at any time and from time to time change the membership of any committee.

125.

At least a majority of members of any committee of Directors appointed by the Board shall be Directors who are not employees of the Company or of any subsidiary or affiliate of the Company. For greater certainty, unless expressly otherwise provided, the provisions of this Article apply to committees named in these Articles.

126.

The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Directors, including notice and quorum, insofar as they are applicable and are not superseded by any rules or regulations made by the Directors. The Directors may make any rules or regulations which they see fit to govern meetings and proceedings of any committee and shall not be limited by the provisions of these Articles.

127.

All acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the Directors or persons so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

128.

A resolution in writing signed by all the members of any committee established hereunder shall be as valid and effectual as if it had been passed at a meeting of such committee duly called and constituted. A Resolution so effected shall be deemed to constitute a waiver of any notice required under these Articles or the Act to have been given for such a meeting.

129.	Subject to rules and regulations established by the Directors from time to time with respect to such committee or applying to committees generally:

(a)	Any committee shall choose one of its own members to be its Chair and the secretary.

(b)	The times of and places where meetings of the committee shall be held and the calling of and procedure at such meetings, shall be determined from time to time by the committee.

(c)	The committee shall keep regular minutes of its proceedings and report to the Board as required.

130.

The members of any Audit Committee shall have the right for the purpose of performing their duties of inspecting all the books and records of the Company and its affiliates and of discussing such accounts and records and any matters relating to the financial position of the Company with the officers and auditors of the Company and its affiliates.

REGISTERS

131.

The Directors shall cause to be kept at the Office or as may otherwise be permitted in accordance with the Act, the Register, a register of holders of bonds, debentures and securities of the Company and a register of its Directors and may cause to be kept branch registers, including branch registers of holders of bonds, debentures and securities, either within or without the Province of Nova Scotia in accordance with the Act. The Directors may appoint one or more transfer agents to maintain the Register, and any other registers and branch registers of the Company at any place within Canada.

132.	The Directors shall:

(a)

ensure that the Register and all other registers required by these Articles to be prepared and maintained are in a bound or loose-leaf form or in a photographic film form or entered or recorded by any system of mechanical or electronic data processing or other information storage device that is capable of reproducing in Nova Scotia any required information in intelligible written form within a reasonable time and, where applicable, conforms to the provisions of the Act; and

(b)	cause the Company or its transfer agent to maintain within Nova Scotia an office or other facility at which the transfer of shares, bonds, debentures and securities of the Company may be effected.

MINUTES

133.	The Directors shall cause minutes to be entered in books designated for the purpose:

(a)	of all appointments of officers;

(b)	of the names of the Directors present at each meeting of Directors and of any committees of Directors;

(c)	of all orders made by the Directors and committees of Directors;

(d)	of all resolutions and proceedings of meetings of the Shareholders and of the Directors.

134.

Any such minutes of any meeting of the Directors or of any committee of the Directors or of the Company, if purporting to be signed by the chair of such meeting or by the chair of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes. The Directors shall cause the books containing the minutes of proceedings of any general meeting of the Company to be kept at the Company’s Office or at such other place or places as designated by the Directors as permitted by the Act.

135.

Any resolution of the Shareholders, the Directors, or a committee of the Directors, passed pursuant to the provisions of Articles 95, 122 or 128, shall be receivable as prima facie evidence of the matters stated therein.

POWER OF DIRECTORS

136.

The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of any statute in that behalf and of the Memorandum and these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made or modification of the Memorandum or these Articles shall invalidate any prior act of the Directors that would have been valid if such regulation or modification had not been made.

137.

Without restricting the generality of the terms of the last preceding Article and without prejudice to the powers conferred thereby, and the other powers conferred by these Articles, the Directors shall have power:

(a)	To take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

(b)	To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(c)

To purchase or otherwise acquire for the Company any property, rights or privileges, stocks, bonds, debentures, or other securities (including shares in the capital stock of any other body corporate) that the Company is authorized to acquire, at such price and generally on such terms and conditions as they think fit;

(d)

At their discretion to pay for any property, rights, or privileges, stocks, bonds, debentures, or other securities (including shares in the capital stock of any other company) acquired by, or services rendered to the Company either wholly or partially in cash or in shares (fully paid up or otherwise), bonds, debentures or other securities of the Company;

(e)

To secure the fulfilment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

(f)	To appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent,

temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments and to require security in such instances and to such amounts as they think fit;

(g)	To accept from any member insofar as the law permits and on such terms and conditions as may be agreed upon a surrender of the member’s shares or any of them;

(h)

To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

(i)

To institute, conduct, defend, compound or abandon any legal proceedings by and against the Company, its Directors or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

(j)	To refer any claims or demands by or against the Company to arbitration and observe and perform the award;

(k)	To make and give receipts, releases and other discharges for amounts payable to the Company and for claims and demands of the Company;

(l)

To determine who shall exercise the borrowing powers of the Company and sign on the Company’s behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

(m)

To provide from time to time for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(n)

To invest and deal with any funds of the Company not immediately required for the purposes thereof in such securities and in such manner as they think fit; and from time to time to vary or realize such investments;

(o)

To execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company’s property, present and future, as they think fit, and any such mortgages may contain a power of sale and such other powers, covenants and provisions as are agreed on;

(p)	To give any officer or employee of the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company;

(q)

To set aside out of the profits of the Company before declaring any dividend such amounts as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the Directors may in their absolute discretion think conducive to the interests of the Company; and to invest the amounts set aside in such investments, other than shares of the Company, as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part of them for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

(r)

From time to time to make, vary and repeal rules and regulations respecting the business of the Company, its officers and employees, the members of the Company or any section or class of them, and respecting any other matters contemplated by these Articles;

(s)

To enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

(t)	From time to time to provide for the management of the affairs of the Company in such manner as they shall think fit;

(u)

Subject to the Act and the Memorandum, to sell, lease or otherwise dispose of any property, real or personal, undertaking, franchises, business, assets, interests or effects which the Company is authorized to sell, lease or otherwise dispose of, for such price or consideration and generally and on such terms and conditions as the Directors may think fit, and in particular but without limitation for shares, debentures or other securities of any body corporate having objects altogether or in part similar to those of this Company;

(v)

To delegate any of the duties of the Board to any standing or special committee, or to any manager or any other officer, attorney or agent, and to appoint any person to be the attorney or agent of the Company, with such powers, including the power to sub-delegate and upon such terms as they think fit.

SOLICITORS

138.

The Company may employ or retain a solicitor or solicitors and such solicitor may, at the request of the Board of Directors or on instructions of the Chair of the Board, or the President, attend meetings of the Directors or Shareholders, whether or not the solicitor is a member or a Director of the Company. If such solicitor is also a Director, the solicitor may nevertheless charge for services rendered to the Company as a solicitor.

SECRETARY

139.	The Directors shall appoint a Secretary of the Company to keep the minutes of the shareholders’ and Directors’ meetings and perform such other duties as may be assigned to the Secretary by the Board. The Directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

THE SEAL

140.

(a)

The Common Seal may be affixed to any instrument (i) in the presence of and contemporaneously with the attesting signatures of two persons who are officers and/or Directors of the Company, or (ii) in the presence of and contemporaneously with the attesting signature of any one or more persons designated by and under the authority of a resolution of the Board of Directors or of a committee thereof. If the Company has only one Director and Officer the Common Seal may be affixed in the presence of and contemporaneously with the attesting signature of that Director and Officer. For the purpose of certifying documents or proceedings of the Company the Common Seal may be affixed by any one of the President, a Vice-President, the Secretary, an assistant secretary, any other officer of the Company or a Director.

(b)	The Company may have facsimiles of the Common Seal which may be used interchangeably with the Common Seal.

(c)

The Company may have for use at any place outside Nova Scotia as to all matters to which the corporate existence and capacity of the Company extends an official seal that is a facsimile of the Common Seal of the Company with the addition on its face of the name of the place where it is to be used; and the Company may by writing under its Common Seal authorize any person to affix such official seal to any document at such place to which the Company is a party, and may prescribe and limit the type of documents to which the official seal may be affixed by such person.

DIVIDENDS

141.

The Directors may from time to time declare such dividend as they deem proper upon the shares of the Company according to the rights of the members and the respective classes thereof, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of such shares at the close of business upon the record date determined in accordance with Article 51. No transfer of such shares made or registered after the record date so specified shall pass any right to the dividend so declared.

142.

The Company may declare or pay an otherwise lawful dividend, including without limitation from profits, retained earnings or other surplus account. The Directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

143.

The Directors may deduct from the dividends payable to any member all such amounts as may be due and payable by the member to the Company on account of calls, instalments or otherwise, and may apply the same in or towards satisfaction of such amounts so due and payable.

144.	The Directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

145.

The Directors may retain the dividends payable upon shares in respect of which any person is under Article 48 entitled to become a member, or which any person under that clause is entitled to transfer, until such person has become a member in respect of or has duly transferred such shares.

146.

Any meeting declaring a dividend may make a call on the members for such amount as the meeting fixes so long as the call on each member does not exceed the dividend payable to him or her. The call shall be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the member, be set off against the call. The making of a call under this Article shall be deemed to be and be business of a meeting which declares such a dividend.

147.

Any meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, paid up shares, debentures, bonds or other securities of the Company or paid up shares, debentures, bonds, or other securities of any other body corporate, or in any one or more of such ways.

148.

Any meeting may resolve that any cash, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund or in the hands of the Company and available for dividends or representing premiums received on the issue of shares and standing to the credit of share premium account, be capitalized and distributed to the members who would be entitled to receive them if distributed by way of dividend and in the same proportions, that all or any part or such capitalized fund be applied on behalf of such members in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or other securities of the Company (which shall be distributed accordingly) or in or towards payment of the uncalled liability on any issued shares or debentures or other securities, and that such distribution or payment shall be accepted by such members in full satisfaction of their interest in such capitalized sum.

149.

For the purpose of giving effect to any resolution under the two last preceding Articles, the Directors may settle any difficulty that may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any members upon the footing of the value so fixed or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Directors.

150.	A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

151.	Any one of several persons registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

152.	Unless otherwise determined by the Directors, any dividend may be paid by a cheque or warrant delivered to or sent through the mail to the registered address of the member entitled, or, when there are joint holders, to the registered address of the one whose name stands first on the Register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

153.	Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

154.	All dividends unclaimed one year after having been declared may, until claimed, be invested or otherwise made use of by the Directors for the benefit of the Company.

ACCOUNTS

155.

The Directors shall cause proper books of account to be kept for the business of the Company. The books of account shall be kept at the head office of the company or at such other place or places as the Directors may direct.

156.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or a resolution of the Company in general meeting.

157.

At the annual general meeting in every year the Directors shall lay before the Company the financial statements required by the Act and the reports to the members of the auditor, if any, and, if the Company is a reporting issuer, the report of the Directors required by the Act.

158.	The financial statements shall be approved by the Board and such approval shall be evidenced by the signatures on the balance sheet of two Directors or by the Director if there is only one.

159.

The Directors shall, not less than twenty-one (21) days before the date of the annual general meeting or within such shorter period as is fixed from time to time by the Directors and complies with all applicable laws, send copies of the financial statements together with copies of the auditor’s report, if any, and the report of the Directors, to members who have requested them and such persons as may be required to receive such financial statements and reports under the Act.

AUDITORS AND AUDIT

160.

Except in respect of a financial year for which the Company is exempt from the requirements of the Act regarding the appointment and duties of an auditor, an auditor shall be appointed and the auditor’s duties regulated in accordance with the Act. The Company may appoint as auditor any person, including a shareholder, not disqualified by the Act or other law. An auditor may be removed or replaced in the circumstances and in the manner specified in the Act. The Directors may fill any casual vacancy in the office of the auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

161.

The auditors shall conduct such audit as may be required by the Act and their report, if any, shall be dealt with by the Company as required by the Act. Every account of the Directors, when audited and approved by a general meeting as required by the Act, shall be conclusive, except as regards an error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

NOTICES

162.

A notice (including any communication or document) shall be sufficiently given, delivered or served by the Company upon a shareholder, Director, officer or auditor by personal delivery at such person’s registered address (or, in the case of a Director, officer or auditor, last known address) or by prepaid mail, telegraph, telex, facsimile machine or other electronic means of communication addressed to such person at such address.

163.	Shareholders who have no registered place of address shall not be entitled to receive any notice.

164.	Any notice required to be given by the Company to the shareholders, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement.

165.

Any notice given by advertisement shall be advertised twice in a paper published in the place where the head office of the Company is situated, or if no paper is published there, then in any newspaper published in Halifax, Nova Scotia.

166.

All notices shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Register for such shares, and notice so given shall be sufficient notice to all the holders of such shares.

167.

Any notice sent by mail shall be deemed to be given, delivered or served on the earlier of the day of actual receipt or the day following that upon which the letter, envelope or wrapper containing it is mailed, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and mailed with the postage prepaid thereon. Any notice given by electronic means of communication shall be deemed to be given when entered into the appropriate transmitting device for transmission. A certificate in writing signed on behalf of the Company that the letter, envelope or wrapper containing the notice was so addressed and mailed shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the Directors.

168.

Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to such person’s name and address being entered on the Register was duly served in the manner herein before provided upon the person from whom the person derived title to such share.

169.

Any notice or document so advertised or delivered, sent or otherwise transmitted to the registered address of any member in pursuance of these Articles, shall, notwithstanding that such member is then deceased and that the Company has notice of such death, be deemed to have been served in respect of any registered shares, whether held by such deceased member solely or jointly with other persons, until some other person is registered instead of such deceased member as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on the deceased member’s heirs, executors or administrators and all persons, if any, jointly interested with the deceased member in any such share.

170.	Any notice may bear the name or signature, manual or reproduced, of the person giving the notice, written or printed.

171.

When a given number of days’ notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

INDEMNITY

172.

(a)

The Company shall indemnify each Director and officer, each former Director and officer and each other individual who acts or acted at the Company’s request as a Director or officer or in a similar capacity of an Other Entity and their respective heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such person in respect of any civil, criminal, administrative, investigative, arbitration, mediation, or other proceeding or investigation to which he is made a party or involved in by reason of being or having been a Director or officer of the Company or such Other Entity at the request of the Company or in a similar capacity, provided that:

(i)

the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interest of the Other Entity for which the individual acted as a Director or officer or in a similar capacity at the Company’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that his conduct was lawful.

(b)

The Company shall, to the full extent permitted by law, advance funds to an individual referred to above for any costs, charges and expenses of a proceeding or investigation provided that such individual shall repay the funds advanced if the individual does not fulfill the conditions of indemnification set out in this Article.

(c)

The right of any person to indemnification granted hereunder is not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, resolution or other vote of shareholders or Directors, at law or otherwise.

(d)	The amount for which any indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

(e)

For the purposes of this Article, the term “Other Entity” means any affiliate or subsidiary of the Company, and any other body corporate, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, unincorporated organization, unincorporated syndicate or other enterprise in which the Company, directly or indirectly, now or in the future, holds an interest, whether in debt, equity or otherwise, for which the Director, officer or other individual serves or served as a Director or officer or in a capacity similar thereto at the request of the Company.

(f)	The Company is authorized to enter into an agreement evidencing and setting out the terms and conditions of an indemnity in favour of any of the persons referred to in this Article.

173.

No Director or officer of the Company shall, in the absence of any dishonesty on the part of such person, be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person’s office or in relation thereto.

PART B

OWNERSHIP AND VOTING RESTRICTIONS

INTERPRETATION

174.

(a)	In this Part B, all terms that are not defined have the meanings attributed to those terms in the Privatization Act and:

“directors’ determination” and similar expressions means a determination made by the directors of the Company in accordance with Article 185;

“excess voting shares” means voting shares held, beneficially owned or controlled in contravention of the individual share constraint;

“individual share constraint” has the meaning set forth in Article 175(a);

“principal stock exchange” means, at any time, the stock exchange in Canada on which the highest volume of voting shares is generally traded at that time, as determined by the directors of the Company;

“sell-down notice” has the meaning set forth in Article 178(a);

“shareholder default” has the meaning set forth in Article 178(a)(iv);

“shareholder’s declaration” means a declaration made in accordance with Article 186; and

“suspension” has the meaning set forth in Article 179(a) and “suspend”, “suspended” and similar expressions have corresponding meanings.

(b)

The provisions of subsections 8(3) and (8) of the Privatization Act are deemed to be incorporated in this Part B, with references therein to the “Company” deemed to be references to the Company. Any provision of this Part B that may be read in a manner that is inconsistent with the Privatization Act shall be read so as to be consistent therewith.

(c)

For greater certainty, no person is presumed to be an associate of any other person for purposes of paragraph 8(5)(g) of the Privatization Act solely by reason that one of them has given the other the power to vote or direct the voting of voting shares of a class of voting shares at a meeting of the holders of that class pursuant to a revocable proxy where the proxy is solicited solely by means of an information circular issued in a public solicitation of proxies that is made in respect of all voting shares of that class and in accordance with applicable law.

(d)	For the purposes of this Part B;

(i)

where voting shares of the Company are held, beneficially owned or controlled by two or more persons jointly, the number of voting shares held, beneficially owned or controlled by each such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons; and

(ii)	references to shares “of” a person are to shares held, beneficially owned or controlled, directly or indirectly, otherwise than by way of security only, by that person.

(e)

In this Part B, except where the context requires to the contrary, words importing the singular shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.

INDIVIDUAL SHARE CONSTRAINT

175.

(a)

No person, together with the associates of that person, shall hold, beneficially own or control, directly or indirectly, otherwise than by way of security only, in the aggregate voting shares to which are attached more than 15 per cent of the votes that may ordinarily be cast to elect directors of the Company. (The foregoing prohibition is referred to in this Part Bas the “individual share constraint”.)

(b)	In the event that it appears from the register of members of the Company that any person, together with the associates of that person, is in contravention of the individual share constraint:

(i)	the Company shall not accept any subscription for voting shares from that person or any associate of that person;

(ii)	the Company shall not issue any voting shares to that person or any associate of that person; and

(iii)	the Company shall not register or otherwise recognize the transfer of any voting shares to that person or any associate of that person.

(c)	In the event of a directors’ determination that any person, together with the associates of that person, is in contravention of the individual share constraint:

(i)	the Company shall not accept any subscription for voting shares from that person or any associate of that person;

(ii)	the Company shall not Issue any voting shares to that person or any associate of that person;

(iii)	the Company shall not register or otherwise recognize the transfer of any voting shares to that person or any associate of that person;

(iv)	no person may, in person or by proxy, exercise the right to vote any of the voting shares of that person or of any associate of that person;

(v)	subject to Article 184(a), the Company shall not declare or pay any dividend, and or make any other distribution:

(A)	on any of the excess voting shares of that person or of any associate of that person; or

(B)

if the directors of the Company determine that the contravention of the individual ownership constraint was intentional and that it would not be inequitable to do so, on all of the voting shares of that person and of each associate of that person;

and any entitlement to such dividend or other distribution shall be forfeited; and

(vi)	the Company shall send a sell-down notice to the registered holder of the voting shares of that person and of each associate of that person.

(d)

In the event that it appears from the register of members of the Company that, or in the event of a directors’ determination that, any person, together with the associates of that person, after any proposed subscription, issue or transfer of voting shares, would be in contravention of the individual share constraint, the Company shall not:

(i)	accept the proposed subscription for voting shares from;

(ii)	issue the proposed voting shares to; or

(iii)	register or otherwise recognize the proposed transfer of any voting shares to;

that person or any associate of that person.

(e)

In the event of a directors’ determination that during any period any person, together with the associates of that person, was in contravention of the individual share constraint, the directors of the Company may also determine that:

(i)	any votes cast, in person or by proxy, during that period in respect of the voting shares of that person or of any associate of that person shall be disqualified and deemed not to have been cast; and

(ii)

subject to Article 184(a), each of that person and the associates of that person is liable to the Company to restore to the Company the amount of any dividend paid or distribution received during that period on:

(A)	the excess voting shares of that person and of each associate of that person; or

(B)

if the directors of the Company determine that the contravention of the individual ownership constraint was intentional and that it would not be inequitable to do so, on all of the voting shares of that person and of each associate of that person.

176.	[INTENTIONALLY DELETED]

177.	[INTENTIONALLY DELETED]

SELL-DOWN NOTICE

178.

(a)	Any notice (a “sell-down notice”) required to be sent to a registered holder of voting shares pursuant to Article 175(c)(vi):

(i)

shall specify in reasonable detail the nature of the contravention of the individual share constraint, the number of voting shares determined to be excess voting shares and the consequences of the contravention specified in Article 175;

(ii)	shall request an initial or further shareholder’s declaration;

(iii)

shall specify a date, which shall be not less than 45 days (or such shorter period as is fixed from time to time by the Directors and complies with all applicable laws) after the date of the sell-down notice, by which the excess voting shares are to be sold or disposed of; and

(iv)	shall state that unless the registered holder either:

(A)

sells or otherwise disposes of the excess voting shares by the date specified in the sell-down notice on a basis that does not result in any contravention of the individual share constraint and provides to the Company, in addition to the shareholder’s declaration requested pursuant to Article 178(a)(ii), written evidence satisfactory to the Company of such sale or other disposition; or

(B)

provides to the Company, in addition to the shareholder’s declaration requested pursuant to the Article 178(a)(ii), written evidence satisfactory to the Company that no such sale or other disposition of excess voting shares is required;

such default (a “shareholder default”) shall result in the consequence of suspension pursuant to Article 179 and may result in the consequence of sale in accordance with Article 180 or redemption in accordance with Article 181, in each case without further notice to the registered holder, and shall specify in reasonable detail the nature and timing of those consequences.

(b)

In the event that, following the sending of a sell-down notice, written evidence is submitted to the Company for purposes of Article 178(a)(iv)(B), the Company shall assess the evidence as soon as is reasonably practicable and in any event shall give a second notice to the person submitting the evidence not later than 10 days after the receipt thereof stating whether the evidence has or has not satisfied the Company that no sale or other disposition of excess voting shares is required. If the evidence has so satisfied the Company, such sell-down notice shall be cancelled and such second notice shall so state. If the evidence has not so satisfied the Company, such second notice shall reiterate the statements required to be made in such sell-down notice pursuant to Articles 178(a)(iii) and (iv). In either case, the applicable periods referred to in Article 178(a)(iii) shall be automatically extended to the end of the 10 day period referred to in this Article 178(b) if such 10 day period extends beyond such otherwise applicable period.

SUSPENSION

179.

(a)	In the event of a shareholder default in respect of any registered holder of voting shares, then, without further notice to the registered holder:

(i)	all of the voting shares of the registered holder shall be deemed to be struck from the register of members of the Company;

(ii)	no person may, in person or by proxy, exercise the right to vote any of such voting shares;

(iii)

subject to Article 184(a), the Company shall not declare or pay any dividend, or make any other distribution, on any of such voting shares and any entitlement to such dividend or other distribution shall be forfeited;

(iv)

the Company shall not send any form of proxy, information circular or financial statements of the Company or any other communication from the Company to any person in respect of such voting shares; and

(v)	no person may exercise any other right or privilege ordinarily attached to such voting shares.

(All of the foregoing consequences of a shareholder default are referred to in this Part B as a “suspension”.) Notwithstanding the foregoing, a registered holder of suspended voting shares shall have the right to transfer such voting shares on any securities register of the Company on a basis that does not result in contravention of the individual share constraint.

(b)

The Directors of the Company shall cancel any suspension of voting shares of a registered holder and reinstate the registered holder to the register of members of the Company for all purposes if they determine that, following the cancellation and reinstatement, none of such voting shares will be held, beneficially owned or controlled in contravention of the individual share constraint. For greater certainty, any such reinstatement shall permit, from and after the reinstatement, the exercise of all rights and privileges attached to the voting shares so reinstated but, subject to Article 184(a), shall have no retroactive effect.

SALE

180.

(a)

In the event of a shareholder default in respect of any registered holder of voting shares, the Company may elect by directors’ determination to sell, on behalf of the registered holder, the excess voting shares thereof, without further notice thereto, on the terms set forth in this Article 180 and Article 182.

(b)	The Company may sell any excess voting shares in accordance with this Article 180:

(i)	on the principal stock exchange; or

(ii)	if there is no principal stock exchange, on such other stock exchange or organized market on which the voting shares are then listed or traded as the directors of the Company shall determine; or

(iii)	if the voting shares are not then listed on any stock exchange or traded on any organized market, in such other manner as the directors of the Company shall determine.

(c)	The net proceeds of sale of excess voting shares sold in accordance with this Article 180 shall be the net proceeds after deduction of any commission, tax or other cost of sale.

(d)

For all purposes of a sale of excess voting shares in accordance with this section, the Company is the agent and lawful attorney of the registered holder and the beneficial owner of the excess voting shares.

REDEMPTION

181.

(a)

For the purposes of enforcing the ownership restrictions and constraints imposed pursuant to the foregoing articles and the Reorganization Act, in the event of a shareholder default in respect of any registered holder of voting shares and in the event that the Directors of the Company determine either that the Company has used reasonable efforts to sell excess voting shares in accordance with Article 180 but that such sale is impracticable or that it is likely that such sale would have material adverse consequences to the Company or the holders of voting shares, the Company may, notwithstanding section 51 of the Act, elect by directors’ determination, to redeem the excess voting shares thereof, without further notice thereto, on the terms set forth in this Article 181 and Article 182.

(b)	The redemption price paid the Company to redeem any excess voting shares in accordance with this Article 181 shall be:

(i)

the average of the closing prices per share of the voting shares on the principal stock exchange (or, if there is no principal stock exchange or if the requisite trading of voting shares has not occurred on the principal stock exchange, such other stock exchange or such other organized market on which such requisite trading has occurred as the directors of the Company shall determine) over the last 10 trading days on which at least one board lot of voting shares has traded on the principal stock exchange ( or such other stock exchange or such other organized market) in the period ending on the trading day immediately preceding the redemption date; or

(ii)	if the requisite trading of voting shares has not occurred on any stock exchange or other organized market, on such basis as the Directors of the Company shall determine.

PROCEDURES RELATING TO SALE AND REDEMPTION

182.

(a)

In the event of any sale or redemption of excess voting shares in accordance with Article 180 or Article 181, respectively, the Company shall deposit an amount equal to the amount of the net proceeds of sale or the redemption price, respectively, in a special account in any bank or trust company in Canada selected by it. The amount of the deposit, less the reasonable costs of administration of the special account, shall be payable to the registered holder of the excess voting shares sold or redeemed on presentation and surrender by the registered holder to that bank or trust company of the certificate or certificates, if any, representing the excess voting shares. Any interest earned on any amount so deposited shall accrue to the benefit of the Company.

(b)

From and after any deposit made pursuant to Article 182(a), the registered holder shall not be entitled to any of the remaining rights of a registered holder in respect of the excess voting shares sold or redeemed, other than the right to receive the funds so deposited on presentation and surrender of the certificate or certificates representing the excess voting shares sold or redeemed.

(c)

If a part only of the voting shares represented by any certificate is sold or redeemed in accordance with Articles 180 or 181, respectively, the Company shall, on presentation and surrender of such certificate and at the expense of the registered holder, and subject to any regulations made by the Directors, issue a new certificate representing the balance of the voting shares.

(d)

So soon as is reasonably practicable after, and, in any event, not later than 30 days (or such longer period as is fixed from time to time by the Directors and complies with all applicable laws) after, a deposit made pursuant to Article 182(a), the Company shall send a notice to the registered holder of the excess voting shares sold or redeemed and the notice shall state:

(i)	that a specified number of voting shares has been sold or redeemed, as the case maybe;

(ii)	the amount of the net proceeds of sale or the redemption price, respectively;

(iii)	the name and address of the bank or trust company at which the Company has made the deposit of the net proceeds of sale or the redemption price, respectively; and

(iv)	all other relevant particular of the sale or redemption, respectively.

(e)

For greater certainty, the Company may sell or redeem excess voting shares in accordance with Articles 180 or 181, respectively, despite the fact that the Company does not possess the certificate or certificates, if any, representing the excess voting shares at the time of the sale or redemption. If, in accordance with Article 180, the Company sells excess voting shares without possession of the certificate or certificates representing the excess voting shares, the Company shall, subject to any regulations made by the Directors, issue to the purchaser of such excess voting shares or its nominee a new certificate or certificates representing the excess voting shares sold. If, in accordance with Articles 180 or 181, the Company sells or redeems excess voting shares without possession of the certificate or certificates representing the excess voting shares and, after the sale or redemption, a person establishes that it is a bona fide purchaser of the excess voting shares sold or redeemed, then, subject to applicable law:

(i)

the excess voting shares held or beneficially owned by the bona fide purchaser are deemed to be, from the date of the sale or redemption by the Company, as the case may be, validly issued and outstanding voting shares in addition to the excess voting shares sold or redeemed; and

(ii)

notwithstanding Article 182(b), the Company is entitled to the deposit made pursuant to Article 182(a) and, in the case of a sale in accordance with Article 180, shall add the amount of the deposit to the stated capital account for the class of voting shares issued.

EXCEPTIONS

183.

(a)	Notwithstanding Article 175, the individual share constraint shall not apply in respect of voting shares of the Company that are held:

(i)	by one or more underwriters solely for the purpose of distributing the voting shares to the public; or

(ii)

by any person who provides centralized facilities for the clearing of trades in securities and is acting in relation to trades in the voting shares solely as an intermediary in the payment of funds or the delivery of securities, or both.

(b)	A person referred to in Article 183(a)(ii) shall not exercise voting rights attached to the voting shares so held by that person.

SAVING PROVISIONS

184.

(a)	Notwithstanding any other provision of this Part B;

(i)

the Directors of the Company may determine to pay a dividend or to make any other distribution on voting shares that would otherwise be prohibited by any other provision of this Part B where the contravention of the individual share constraint that gave rise to the prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

(ii)

where a dividend has not been paid or any other distribution has not been made on voting shares as a result of a directors’ determination of a contravention of the individual share constraint, or where the amount of a dividend or any other distribution has been restored to the Company pursuant to Article 175(e)(ii) as a result of a directors’ determination of a contravention of the individual share constraint, the Directors of the Company shall declare and pay the dividend, make the distribution, or refund the restored amount, respectively, if they subsequently determine that no such contravention occurred.

(b)

In the event that the Company suspends or redeems voting shares in accordance with Article 179 or 181, respectively, or otherwise redeems, purchases for cancellation or otherwise acquires voting shares, and the result of such action is that any person and the associates of that person who, prior to such action, were not in contravention of the individual share constraint are, after such action, in contravention, then, notwithstanding any other provision of this Part B, the sole consequence of such action to that person and the associates of that person, in respect of the voting shares of that person and of the associates of that person held, beneficially owned or controlled at the time of such action, shall be that the number of votes attached to those voting shares shall be reduced to a number that is the largest whole number of votes that may be attached to the voting shares which that person and the associates of that person could hold, beneficially own or control from time to time in compliance with the individual share constraint.

(c)

Notwithstanding any other provision of this Part B, a contravention of the individual share constraint shall have no consequences except those that are expressly provided for in this Part B. For greater certainty but without limiting the generality of the foregoing:

(i)	no transfer, issue or ownership of, and no title to, voting shares;

(ii)	no resolution of shareholders (except to the extent that the result thereof is affected as a result of a directors’ determination under Article 175(e)(i)); and

(iii)	no act of the Company, including any transfer of property to or by the Company;

shall be invalid or otherwise affected by any contravention of the individual share constraint.

DIRECTORS’ DETERMINATIONS

185.

(a)

The Directors of the Company shall have the sole right and authority to administer the provisions of this Part B and to make any determination required or contemplated hereunder. In so acting, the Directors of the Company shall enjoy, in addition to the powers set forth in this Part B, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose of this Part B. The Directors of the Company shall make on a timely basis all determinations necessary for the administration of the provisions of this Part B and, without limiting the generality of the foregoing, if the Directors of the Company consider that there are reasonable grounds for believing that a contravention of the individual ownership constraint has occurred or will occur, the Directors shall make a determination with respect to the matter. Any directors’ determination that is not inconsistent with the Reorganization Act, the Privatization Act and other applicable law shall be conclusive, final and binding except to the extent modified by any subsequent directors’ determination.

(b)	The Directors of the Company shall make any directors’ determination contemplated by Article 175:

(i)	after the relevant shareholder’s declaration have been requested and received by the Company, only:

(A)	on a basis consistent with those shareholder’s declarations; or

(B)

if the Directors of the Company are of the opinion that the shareholder’s declarations do not contain adequate or accurate information and they believe and have reasonable grounds for believing that they will not be provided with shareholder’s declarations that do contain adequate and accurate information; or

(ii)

whether or not any shareholder’s declaration has been requested or received by the Company, only if the Directors of the Company believe and have reasonable grounds for believing that they have sufficient information to make the directors’ determination, that the consequences of the directors’ determination would not be inequitable to those affected by it and that it would be impractical, under all the circumstances, to request or to await the receipt of any shareholder’s declaration.

(c)

In administering the provisions of this Part B, including, without limitation, in making any directors’ determination in accordance with Article 185(b) or otherwise, the Directors of the Company may rely on any information on which the Directors consider it reasonable to rely in the circumstances. Without limiting the generality of the foregoing, the Directors of the Company may rely upon any shareholder’s declaration, the register of members of the Company, the knowledge of any Director, officer or employee of the Company or any advisor to the Company and the opinion of counsel to the Company.

(d)

In administering the provisions of this Part B, including, without limitation, in making any directors’ determination, the Directors shall act honestly and in good faith. Provided that the Directors of the Company so act, they shall not be liable to the Company and neither they nor the Company shall be liable to any holder or beneficial owner of voting shares or any other person for, nor with respect to any matter arising from or related to, any act or omission to act in relation to this Part B.

(e)	Any directors’ determination required or contemplated by this Part B shall be expressed and conclusively evidenced by a resolution duly adopted.

(f)	The Directors may delegate any of their powers and duties under this Article 185 to any standing or special committee consisting of such members of the Board as the Directors may determine.

SHAREHOLDERS’ DECLARATIONS

186.

(a)

For purposes of monitoring the compliance with and of enforcing the provisions of this Part B, the Directors of the Company may require that any registered holder or beneficial owner, or any other person of whom it is, in the circumstances, reasonable or make such request, file with the Company or its registrar and transfer agent a completed shareholder’s declaration. The Directors of the Company shall determine from time to time written guidelines with respect to the nature of the shareholder’s declaration to be requested, the times at which shareholder’s declarations are to be requested and any other relevant matters relating to shareholder’s declarations.

(b)

A shareholder’s declaration shall be in the form from time to time determined by the directors of the Company pursuant to Article 186(a) and, without limiting the generality of the foregoing may be required to be in the form of a simple declaration in writing or a statutory declaration under the Canada Evidence Act. Without limiting the generality of its contents, any shareholder’s declaration may be required to contain information with respect to:

(i)	the name, address and residency of the shareholder (“Registered Shareholder”) and if the shareholder is an individual and not a Canadian citizen, such shareholder’s citizenship;

(ii)

the name, address and residency of any person who beneficially owns or controls, directly or indirectly, otherwise than by way of security only, the Registered Shareholder’s shares (“Beneficial Shareholder”) and if such person is an individual and not a Canadian citizen, such person’s citizenship;

(iii)

the name, address and residency of any person who is an associate of the Registered Shareholder or any Beneficial Shareholder (“Associate”), and if such person is an individual and not a Canadian citizen, such person’s citizenship;

(iv)	the number of shares held by the Registered Shareholder, each Beneficial Shareholder and each Associate, including the dates such shares were acquired or proposed to be acquired; and

(v)

if the Registered Shareholder, any Beneficial Shareholder or any Associate is a corporation, trust, partnership or unincorporated organization the name, address and residency of each person who is a controlling shareholder, trustee, partner or member of the corporation, trust, partnership or unincorporated organization, as the case may be, and if such person is an individual and not a Canadian citizen, such person’s citizenship.